SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 21, 2004

Humatech, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	O-28557 (Commission File Number)	36-3559839 (I.R.S. Employer Identification No.)

1959 South Val Vista Drive Suite 130 Mesa, Arizona 85204 (Address of principal executive offices) (zip code)

(480) 813-8484 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

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Item 5.       Other Events

On June 9, 2004, Humatech, Inc. (the “Company”) entered into a Product Research, Development and Services Agreement (the “Agreement”) with Akey, a Business Unit of North American Nutrition Companies, Inc. (“Akey”), effective as of June 1, 2004.

EXHIBITS

Item No.	Description

10.1*	Product Research, Development and Services Agreement

*   Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2004	Humatech, Inc.,
an Illinois corporation

/s/ David Williams

By: David G. Williams
Its: President

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